Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No.333-97583 and No. 333-67212 on Forms S-8 of our report dated February 28, 2011, relating to the financial statements of SCI Engineered Materials, Inc. appearing in this Annual Report on Form 10-K of SCI Engineered Materials, Inc for the year ended December 31, 2010.

Crowe Horwath LLP

Columbus, Ohio
February 28, 2011

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, Registration Numbers 333-97583 and 333-67212, of SCI Engineered Materials, Inc. of our report dated February 17, 2010, relating to the 2009 financial statements which appear in the Company’s Form 10-K for the year ended December 31, 2010.

/s/ Maloney + Novotny LLC

Canton, Ohio
February 28, 2011